Exhibit 10.2
NET LEASE AGREEMENT
Between
BED BATH & BEYOND INC.
as Landlord
and
BREEZE-EASTERN CORPORATION
as Tenant
Dated as of January _, 2008

2

THIS NET LEASE AGREEMENT, made as of January ___, 2008 between BED BATH & BEYOND INC., a New York corporation having its principal place of business at 650 Liberty Avenue, Union, NJ 07083 (referred to as “Landlord”)
And
BREEZE-EASTERN CORPORATION, with an address at 700 Liberty Avenue, Union, New Jersey 07083-8198
(referred to as “Tenant”).
WITNESSETH:
     Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be paid, kept and performed, does hereby lease to Tenant, and Tenant does hereby hire from Landlord, the entire premises including the land (the “Land”) as more particularly described on Exhibit A attached hereto and made a part hereof, and building, together with all fixtures, equipment, improvements and installations attached thereto and improvements erected thereon (the “Building”) known as 700 Liberty Avenue, Union Township, Union County, New Jersey and a tax map reference of Lot 1.01, Block 3505 on the tax map of Union Township, together with all other improvements now or hereafter located thereon, and the parking areas immediately adjacent to the Building with unimpeded ingress and egress to the Building and parking areas, together with all and singular the appurtenances, rights, privileges and easements in anywise pertaining thereto; and together with all the right, title and interest, if any, of Landlord in and to any adjoining sidewalk, and in and to any adjoining street or alley to the center line thereon upon and subject to those terms, covenants and conditions herein, together with the right to use all appurtenances, rights, privileges and easements now or hereafter benefiting the Land or the land upon which the Building is situated. All of the aforementioned Land, Building, improvements, rights and easements are hereinafter collectively called the “Premises”.
     The use and occupancy by Tenant of the Premises are subject to (a) all zoning ordinances and regulations now or hereafter in force of any public authority or governmental agency or department having jurisdiction, and (b) all existing encumbrances, conditions, rights, covenants, restrictions and rights of way affecting the Premises or the land upon which the Premises is situated.
     To have and to hold the Premises for the term and at the rents and upon the terms, covenants and conditions hereinafter provided:
     Article 1. BASIC LEASE PROVISIONS. As further supplemented in the balance of this Lease and the preamble to this Lease, this Article 1 sets forth the basic terms of the Lease and, where appropriate, defines certain terms used in this Lease.

          (a) Premises: subject to the provisions of Article 2, the Premises consists of the Land and Building located at 700 Liberty Avenue, Union Township, Union County, New Jersey.
          (b) Tenant’s Address: 700 Liberty Avenue, Union, New Jersey.
          (c) Landlord’s Address (for notices): 650 Liberty Avenue, Union, New Jersey 07083.
          (d) Lease Term: Twenty-four months.
          (e) Commencement Date: The date hereof.
          (f) Expiration Date: The last day of the twenty-fourth (24th) full calendar month after the Commencement Date.
          (g) Net Rent: As provided in Article 4.
          (h) Payee of Rent: Landlord.
          (i) Address for Payment of Rent: 650 Liberty Avenue, Union, New Jersey 07083, Attention: Jeff Cohen.
          (j) Description of Premises: the Land and Buildings at the Premises containing about 176,600 gross square feet of space consisting of a two story office building (the “Office Building”) and a one story assembly plant and warehouse (the “Assembly Plant”.)
          (k) Security Deposit: NONE.
          (l) Tenant’s Use (set forth with specificity): assembly, warehousing and administrative offices in connection aircraft hoists, parts and related products and all lawful uses ancillary thereto.
          (m) Broker: None.
          (n) Tenant’s North American Industry Classification System Code (NAICS Code): 336413.
          (o) Payable upon execution:
               (i) First Month’s Net Monthly Rent of $81,824.67.
               (ii)Security Deposit in the amount of $NONE.
          (p) Landlord’s Work. None.

          (q) Tenant’s Work: None.
     Article 2. LEASE.
          (a) Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to the Tenant, and the Tenant accepts from the Landlord, the Premises.
          (b) Tenant and Landlord acknowledge and agree that, (i) on or before the one (1) year anniversary of the Commencement Date, Tenant shall vacate and surrender to Landlord approximately ten thousand (10,000) contiguous square feet of floor area in the rear of the Assembly Plant and parking spaces for sixty (60) cars in the parking lot located at the Premises (the “Surrender Space”); (ii) Landlord and Tenant shall work together in good faith to mutually agree upon the space to be so vacated and surrendered by Tenant and the effective date of the surrender, and (iii) as of the date Tenant vacates and surrenders the Surrender Space to Landlord (the “Surrender Date”), the Premises shall no longer include the Surrender Space. Such Surrender Space shall have its own entrance from the parking area and Landlord will be responsible for the costs and expenses of a demising wall and all improvements in the Surrender Space. As of the Surrender Date, the Net Rent payable by Tenant hereunder shall be reduced (using the per square foot annual rate in Article 4(a)) to reflect the Surrender Space is no longer occupied by the Tenant and, subject to Landlord’s architect certifying the actual gross square footage of the Surrender Space, Tenant’s Additional Rent and other financial adjustments including Landlord’s pro rata share of the Real Estate Taxes, insurance and common area maintenance costs shall be equitably determined. The Landlord shall reimburse (or give Tenant a credit) or pay directly its pro rata share of Real Estate Taxes, insurance, costs for maintenance and repair of the common areas of the Premises and for all utility costs for the Surrender Space. Common area maintenance and repair costs shall include all maintenance and repair of the parking lot, exterior of the Assembly Plant, Assembly Plant roof, snow plowing, landscaping and similar items. Landlord will carry insurance on its contents and leasehold improvements in the Surrender Space. Any Real Estate Taxes resulting form an additional tax assessment due to the construction of the Surrender Space shall be allocated entirely to the Landlord.
     Article 3. TERM.
          (a) A period of time commencing as of the Commencement Date, and unless sooner terminated as herein provided, ending at noon on Expiration Date. Tenant shall have the right at any time following the twelve (12) month anniversary of the Commencement Date to terminate this Lease (the “Early Termination Option”). The Early Termination Option shall be exercisable by Tenant giving Landlord at least sixty (60) days’ notice of its intent to terminate this Lease as of the date specified in said notice. In the event Tenant elects to exercise the Early Termination Option, this Lease shall terminate on the date set forth in Tenant’s notice to Landlord as if such date were the Expiration Date hereunder and thereafter neither party shall have any further obligation or liability to the other except to the extent such obligation or liability would survive the Expiration Date originally set forth herein, including, but not limited to, those obligations and liabilities of Tenant set forth in Article 12.
          (b) Tenant has certain service contracts in place which are listed on Exhibit C attached hereto. Seller will terminate all such service contracts unless Landlord elects to assume one or more of such contracts by giving written notice to the Tenant at least forty five (45) days prior to the Expiration Date or earlier expiration if Tenant exercises the early termination option (the “Early Expiration Date.”) If Landlord so elects, on or prior to the Expiration Date or Early Expiration Date the Tenant will assign and Landlord will assume those service contracts that Landlord has elected to assume. Any service contracts that Landlord does not elect to assume will be terminated by Tenant at Tenant’s cost and expense, if any. Notwithstanding the foregoing, the Tenant retains the right to terminate any service contract on Exhibit C if Tenant decides the vendor is no longer performing satisfactorily or the cost is more than available elsewhere for comparable services. To the extent Tenant is required to have a service contract by the terms of this Lease, any terminated service contract will be replaced by a new vendor selected by Tenant.
     Article 4. NET RENT.
          (a) The Tenant shall pay to the Landlord at the Landlord’s Address (or at such other place as the Landlord may designate in writing from time to time), without offset or deduction, beginning on the date hereof and, thereafter, on the first day of each and every calendar month during the Lease Term, the sum of Eighty One Thousand Eight Hundred Twenty Four and 67/100 DOLLARS ($81,824.67) (the “Monthly Net Rent”) which is calculated on the basis of $5.56 per square foot per annum. The Monthly Net Rent is referred to as “Net Rent” herein. If the Term commences or ends during the middle of a calendar month, the Monthly Net Rent for such partial monthly period shall be adjusted on a per diem basis by dividing the Monthly Net Rent by the number of days in the month and multiplying the result by the number of days that the Tenant has occupancy of the Premises during such month. Landlord and Tenant acknowledge and agree that Tenant shall have no obligation to pay Net Rent on any portion of the Premises that have been surrendered to Landlord pursuant to the provisions of Article 2, therefore, the Net Rent payable with respect to any month during the Term following the date Tenant vacates and surrenders the Surrender Space to Landlord will be calculated based on the actual square footage of the Building occupied by Tenant as of the first day of such month.
          (b) All charges, costs and sums required to be paid by Tenant to Landlord or third parties for the benefit of the Premises under this Lease in addition to Net Rent shall be deemed “Additional Rent,” and Net Rent and Additional Rent shall hereinafter collectively be referred to as “Rent.” Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.
          (c) Monthly Net Rent and any Additional Rent due the Landlord are payable on the first day of every calendar month in advance without notice, demand, setoff, counterclaim or deduction of any kind except as provided in this Lease. Additional Rent payable to third parties for the benefit of the Premises is due when such obligation is payable to such third party without the benefit of any grace period or late period.
          (d) This is intended to be a “triple net lease” with the Net Rent payable to the Landlord, and the Tenant is also obligated to pay Real Estate Taxes (hereinafter defined) as hereinafter provided, and all charges and expenses incurred for the maintenance, and repair of the non-structural portions of the Premises, insurance, operating expenses for utilities, services, trash removal, and all other costs of operating the Premises as specified elsewhere in this Lease which costs shall be paid directly by Tenant or as Additional Rent excluding only the mortgage debts, land lease rents or other encumbrances on the Premises created by the Landlord. Subject to the specific provisions set forth in Article 8, it is the intention of the parties that the Tenant shall pay all the foregoing costs, expenses, repairs, maintenance, and operating costs during the term hereof no matter when such costs and expenses are incurred during the Term except for such costs and expenses which are expressly the obligation of the Landlord under this Lease. If Landlord pays any of such expenses, the Landlord shall bill Tenant for such expenses and Tenant shall pay Landlord such expenses as Additional Rent.
          (e) For all Additional Rent expenses, other than Real Estate Taxes (hereinafter defined) on the Premises, the Landlord agrees that the Tenant may pay such expenses directly to the vendor providing such services so long as Tenant is not in default under this Lease, Tenant provides evidence of payment of any expenses if Landlord requests evidence of payment and Tenant shall promptly provide to Landlord duplicate copies of the service contract on the heating and air conditioning systems and sprinkler inspection agreement upon Landlord’s written request. All Additional Rent which is not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable, (i) if payable to a third party, within the time permitted for payment without interest, penalty or default, (ii) if payable to Landlord without specific payment terms set forth herein, within twenty (20) days of delivery by Landlord to Tenant of notice to pay the same, and (iii) if payable to Landlord in a specific time or manner set forth herein, in accordance therewith.
     Article 5. REAL ESTATE TAXES.
          (a) As Additional Rent, Tenant shall reimburse Landlord the amount of the Real Estate Taxes applicable to the Premises during the term of this Lease. As used herein Real Estate Taxes shall mean the taxes and assessments now or hereafter imposed upon the Premises. If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Premises, such franchise, income, profit or other tax shall be deemed to be included in the term “Real Estate Taxes” to the extent of such substitution.
          (b) Landlord shall provide Tenant with a copy of each invoice for Real Estate Taxes received by Landlord within thirty (30) days after Landlord receives same. Tenant shall pay to Landlord the amount of each payment of Real Estate Taxes no less than thirty (30) days before the due date for same. If Tenant shall pay such payment of Real Estate Taxes to Landlord at least thirty (30) days in advance of the due date of any payment, then Landlord shall make the payment of Real Estate Taxes before any interest or penalty is imposed for late payment and shall, upon receipt of proof of payment, provide Tenant with a copy of same. If Landlord shall not receive a payment of Real Estate Taxes at least thirty (30) days before its due date, then, in addition to the other rights and remedies available to Landlord as a result of such failure, Landlord shall have the right to either (A) delay the payment of such Real Estate Taxes until the later of such payment due date set forth above or ten (10) days following the payment of such amounts to Landlord by Tenant (and if such payment is made by check, the date of collection of same) in which event, all interest and penalties imposed shall be paid by Tenant as Additional Rent hereunder; or (B) pay such Real Estate Taxes from Landlord’s own funds.
          (c) If the Premises are assessed for any special assessments beneficial to the Tenant, Tenant shall pay all installments due during the Term of the Lease. Tenant shall pay directly all personal property taxes, water and sewer rents, and other governmental charges relating to Tenant’s use of the Premises, which may be assessed, levied, confirmed, imposed upon, or grow or become due and payable at any time during the term of this Lease (all such real estate taxes, assessments and personal property taxes, water and sewer rents, and other government charges which are payable by Tenant during the term of this Lease being deemed “Additional Rent”).
          (d) If Landlord shall receive any real estate tax refund or reimbursement of Real Estate Taxes or a sum in lieu thereof (“Tax Refund”) with respect to any year or portion thereof of which falls within the Term, then out of any balance remaining of the Tax Refund, after deducting Landlord’s expenses in obtaining the same being the actual expenses for legal fees and experts, Landlord shall pay to Tenant an amount equal to such Tax Refund (apportioned if such refund is for a calendar year a portion of which falls outside the Term); provided that in no event shall Tenant be entitled to receive more than the payments by Tenant for such calendar year or period.
          (e) Nothing herein contained shall require Tenant to pay state or federal income taxes assessed against Landlord, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord.
     Article 6. INSURANCE.
          (a) Tenant shall continue to maintain on the Premises, together with its own policy of general liability insurance, the insurance coverage set forth on Exhibit B attached hereto. Such policy shall provide that it shall not be cancelable except on thirty (30) days prior written notice to the Landlord. The Landlord and its mortgagee (provided Landlord has provided to the Tenant prior written notice of the name of the mortgagee) shall be named additional insured under the liability policy. All such insurance shall be written by a good and solvent insurance carrier authorized to do business in the State of New Jersey.
          (b) Tenant’s personal property and fixtures and any other items which Tenant may bring to the Premises or which may be under Tenant’s care, custody and control which may be subject to any claim for damages or destruction due to Landlord’s negligence shall be fully insured by a policy of insurance covering all risks which policy, if available from such insurer, shall specifically provide for a waiver of subrogation against the Landlord without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Prior to the Commencement Date Tenant shall deliver to Landlord each policy or a certificate evidencing such policies of insurance required to be maintained by Tenant pursuant to the terms of this Lease. At least thirty (30) days prior to the expiration or termination date of any such policy, the Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefore. Such policy shall provide that it shall not be cancelable except on thirty (30) days prior written notice to the Landlord.

          (c) Should Tenant fail to maintain all insurance required, or fail to name the Landlord or its mortgagee as an additional named insured under the liability policy, then Tenant shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.
          (d) Neither Landlord nor Tenant shall be liable to the other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to any structure, building or other tangible property, or any resulting loss of income, even though such damage or loss might have been occasioned by the negligence of Landlord or Tenant or any of their agents or employees, if any such loss or damage is required to be covered by insurance (as set forth herein) benefiting the party suffering such loss or damage. To the extent that Landlord and Tenant have separate insurance policies, Landlord and Tenant shall each procure an appropriate clause in, or endorsement to, each of their insurance policies pursuant to which each insurance company waives it right of subrogation. Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of Landlord the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.
          (e) Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured there under.
          (f) Each insurance policy required to be maintained under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord.
          (g) Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Article 29 of this Lease.
     Article 7. ELECTRIC, WATER AND SEWER FEES.
          (a) Tenant shall pay for the costs of all electricity, gas, water, sewer and other utilities directly to the provider of such utilities to the Premises and the Building, interior and exterior. Any such items which are liens on the Premises shall be paid promptly and before any interest or penalties are due.
          (b) In the event that any tax is imposed upon Landlord with respect to electric energy furnished to the Premises by any federal, state, county or municipal authority, Tenant shall pay to Landlord, on demand, such taxes so assessed against the Premises.
          (c) Landlord shall not be liable in any way to Tenant for any loss, damage or expense which the Tenant may sustain or incur if either the quantity or character of electric service or other utilities furnished to the Premises is changed or is no longer available or suitable for Tenant’s requirements.

     Article 8. CARE, MAINTENANCE AND ALTERATIONS OF PREMISES.
          (a) The Tenant shall commit no act of waste and shall maintain and take good care of the Premises and the fixtures and appurtenances therein at Tenant’s sole cost and expense and shall, in the use and occupancy of the Premises, conform to and comply with all laws, orders and regulations of the Federal, State and municipal governments. All of the aforesaid maintenance and repairs shall be consistent in quality with the condition of the Premises on the Commencement Date and in conformity with all fire and casualty insurance rating services and according to all applicable building codes and regulations. Further, in light of the Landlord’s plans to significantly renovate the Building upon termination of the Lease and short term nature of the Lease, Tenant need not make any repairs that are not essential to its continued use and occupancy of the Premises, except to the extent required pursuant to the provisions of Article 11 below.
          (b) Not later than the last day of the Term, the Tenant shall remove all of the Tenant’s personal property and fixtures, including, but not limited to all cranes, lifts and shelving systems (the “Personal Property”). Tenant shall use commercially reasonable efforts not to cause any damage to the Premises by reason of Tenant’s removal of such fixtures, alterations, improvements and Personal Property and shall repair any injury to the building systems and structure done by or in connection with the installation or removal of said Tenant’s Personal Property, alterations, fixtures, personalty or improvements excluding any components or fixtures to be replaced by Landlord in its renovation of the Premises. Except as may be specifically provided herein, Tenant need not repair or fill any cracks nor pits in the floors left after the removal of its Personal Property or otherwise remedy any defect or condition in the Premises. Any Personal Property not removed by Tenant as required herein shall be deemed abandoned thirty (30) days after the expiration or earlier termination of the Lease, and may be stored, removed and disposed of by Landlord in its sole discretion, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention or disposal of same. Tenant shall be entitled to no payment or offset for the value of any abandoned property (even if sold by Landlord) and Tenant shall pay on demand all costs incurred by Landlord in connection with such removal, disposal or storage. No retention, disposal or sale of such abandoned property shall limit remedies otherwise available to Landlord hereunder for a breach of this Agreement by Tenant. The provisions of this subparagraph, shall be considered an express agreement in lieu of the provisions of N.J.S.A. 2A:18-72 et seq. and shall in all cases govern the Landlord’s right to dispose of any Tenant’s Personal Property left in the Premises as provided herein. All obligations of Tenant hereunder not fully performed as of the termination or expiration of the Lease shall survive such termination or expiration, until they are performed.
          (c) Tenant shall not, without first obtaining the written consent of the Landlord (which consent shall be in Landlord’s sole and absolute discretion), make any alterations or improvements in, to or about the Premises.
          (d) Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant’s installation of any work performed by Tenant in the Premises (“Tenant’s Work”) that are issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all construction and other liens filed in connection with Tenant’s installation of the Tenant’s Work, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any material, fixtures or articles so installed in and constituting part of the Premises and, against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within thirty (30) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided such liens are bonded to the satisfaction of the Landlord and its mortgage lender.
          (e) All of Tenant’s Work shall be removed from the Premises by Tenant at the end of the term, unless otherwise agreed to in writing by Landlord. The provisions of this Article shall survive any termination of this Lease.
     Article 9. REPAIR AND MAINTENANCE.
          (a) As Additional Rent, Tenant shall furnish and pay for, maintain and repair the following services: heat, ventilation and air conditioning in the Building for which the Tenant shall obtain a service contract from a reputable contractor and deliver a copy thereof to Landlord; all plumbing and electrical fixtures; water for ordinary drinking and lavatory purposes, janitorial services; security services, removal of any of Tenant’s rubbish; light bulbs and ballasts and to repair of any interior of the Building and its decorations, floor and wall coverings, ceilings, lighting fixtures or other work within the Premises, exterminate all areas of the Premises; and snow removal, parking lot and landscaping of the exterior portion of the Premises. Notwithstanding the foregoing, subject to the provisions of Article 11, since Landlord intends to significantly renovate the Building and this is a short term Lease, the Tenant need not repair or maintain any systems or items that are not essential for its continued use and occupancy of the Premises (unless necessary to prevent waste to the Premises), and/or may affect a temporary repair of such systems or items provided further that for all mechanical systems and items that are less than five (5) years old, the Tenant shall maintain and repairs such systems and items in accordance with the manufacturer’s standards and specifications or customary industry standards.
          (b) Landlord shall not be responsible for any defect in workmanship or other problem that arises with respect to the Premises or installation of the Tenant’s Work by Tenant or Tenant’s contractors. Further, Landlord shall not be responsible to the Tenant for any condition in or about the Premises or the Building that is caused by any act or neglect of the Tenant or any agent, customer, invitee or licensee of the Tenant, and where any repair is made necessary by any such act or neglect, the Tenant shall pay directly for such repair.
          (c) The Landlord shall be responsible for the repair of the roof, floors (but not floor coverings), structural elements and parking lot not caused by neglectful maintenance or intentional conduct of the Tenant or its employees or invitees or damaged or required to be replaced by reason of Tenant’s compliance with its environmental obligations pursuant to this Lease Agreement. Any replacements or costs of a capital nature under generally accepted accounting principles consistently applied (referred to as “Capital Replacements”), including, but not limited to:

               (i) rentals and other related expenses incurred in leasing capital items such as air conditioning systems, elevators or other equipment that would not be considered normal maintenance, repair, management or operation expenses;
               (ii) alterations to and replacements of capital items such as the roof, structural components, sprinklers and the parking lot; or
               (iii) costs of equipment, tools and/or improvements not normally expensed in one year,
               (iv) roof and roofing, including flashing, gutters, downspouts, eaves and the like;
               (v) alterations to and replacements of capital items such as the structural components (i.e. exterior and load-bearing walls), and the parking lot;
               (vi) mechanical and electrical services incorporated in or beneath the structure of the Building including, without limitation, the HVAC system (excluding routine maintenance and repair which is the obligation of Tenant); and
               (vii) parking lots, driveways, sidewalks and walkways (excluding the obligation to keep same free from snow, ice and debris which are obligations of Tenant hereunder)
shall be paid for by Landlord, but since this is a short term Lease and Landlord plans to substantially renovate the Premises at the end of the term, Landlord may elect not to repair or replace any of the Capital Replacements in which event Tenant may elect either to (i) pay for a temporary repair to such Capital Replacement, or (ii) terminate this Lease by giving thirty (30) days written notice of termination (or such termination notice may be effective earlier if the Premises cannot be used by Tenant for its business due to the need for such Capital Replacement), whereupon this Lease shall terminate as if such date were the Expiration Date hereunder and thereafter neither party shall have any further obligation or liability to the other except to the extent such obligation or liability would survive the Expiration Date originally set forth herein, including, but not limited to, those obligations and liabilities of Tenant set forth in Article 12. Provided however, if the Tenant advises the Landlord in writing that such Capital Replacement is not essential for its continued use and occupancy, then Tenant may continue to occupy the Premises and need not reimburse the Landlord as provided herein. If Landlord’s election to not make such Capital Replacements will materially impair the use and enjoyment of only a portion of the Premises, the Tenant may elect to surrender such portion to the Landlord and the Net Rent, Real Estate Taxes and other financial obligations of the Tenant and Landlord shall be equitably adjusted as if such portion of the Premises were the Surrender Space.
     Article 10. ASSIGNMENT AND SUBLETTING.
          (a) Notwithstanding any other provisions of this Lease to the contrary, the Tenant covenants and agrees that it will not assign any of its rights under this Lease, delegate any of its duties hereunder nor sublet the whole or any part of the Premises; allow any transfer thereof or any lien upon Tenant’s interest by operation of law; sublet the Premises or any part thereof; or permit the occupancy of the Premises or any part thereof by anyone other than Tenant without, in each instance, having first received the express written consent of the Landlord (which consent with respect to a requested assignment or subleasing may be withheld, delayed or conditioned in the Landlord’s sole discretion). In the event that Tenant hereunder is a corporation, limited liability company or other legal entity, then any change in the ownership of the majority of the outstanding capital stock or beneficial ownership of the Tenant or any merger or consolidation or transfer of substantially all the assets of the Tenant, shall be deemed an assignment of this Lease. Any such request shall set forth, in detail reasonably satisfactory to the Landlord, the identification of the proposed assignee or subtenant, its financial condition and the terms on which the proposed assignment or subletting is to be made, including (without limitation) the rent and any other consideration to be paid in respect thereto. Notwithstanding the foregoing, however, Tenant may assign this Lease or participate in a transaction that is deemed to be an assignment of this Lease with at least twenty (20) days’ prior written notice to the Landlord (and without Landlord’s prior written consent) to any entity which is directly or indirectly controlled by or under common control with Tenant or to any entity which shall acquire all or substantially all of the stock or assets of Tenant, or participate in a merger or consolidation or a transaction where the majority of the beneficial interests are transferred, provided that the net worth of the assignee (or deemed assignee) is equal or greater than the net worth of the Tenant at the Commencement Date of this Lease and provided that the Tenant provides to the Landlord at least thirty (30) days prior to the effective date of such assignment in form satisfactory to Landlord a written agreement whereby such assignee assumes all the obligations under this Lease, agrees to bound by its terms, provides the evidence of its net worth and the insurance required hereunder with respect to the assignee or deemed assignee. Any and every such assignment, delegation, sublet, mortgage, transfer, lien or occupancy is expressly subject to the further requirements and limits provided in Article 12 below.
          (b) It shall be a condition of the validity of any such consented-to assignment or consented-to subletting that the assignee or subtenant agrees directly with the Landlord, in form satisfactory to the Landlord, to be bound by all the obligations of the Tenant hereunder, including (without limitation) the obligation to pay Net Rent, Additional Rent and other amounts provided under this Lease and the covenant against assignment or subletting; provided, however, the acceptance by Landlord of any Rent from any subtenant or assignee or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire Term of this Lease.
          (c) In the event the Tenant requests that the Landlord consents to an assignment or subleasing, then the Tenant shall provide the Landlord with a copy of the proposed sublease or assignment documents,
          (d) Unless otherwise agreed to in writing by Landlord, no assignment or subletting by Tenant shall reduce, diminish, or otherwise affect the liability of Tenant hereunder and the Tenant named herein shall remain fully liable for the obligations of the Tenant hereunder, including (without limitation) the obligation to pay Net Rent, Additional Rent and other amounts provided under this Lease.

     Article 11. COMPLIANCE WITH LAWS, RULES AND REGULATIONS.
          (a) Tenant shall promptly, at its own cost and expense, comply with all laws, ordinances, rules, regulations, requirements and directives of any federal, state, county and municipal governments or public authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the Premises, its use and occupancy, and with all orders, regulations, requirements, rating clauses and reasonable directives of the Board of Fire Underwriters or similar authority which promulgates fire safety codes, or of any fire insurance rating company and of any insurance companies which have issued or are about to issue policies of insurance covering the Premises and its contents, for the prevention of fire or other casualty damage or injury. Compliance with laws includes all existing and future laws that come into existence and may be applicable to the Premises.
          (b) Tenant covenants that Tenant shall not do or permit any act or thing to be done in or to the Premises which is contrary to the Certificate of Occupancy that has been issued with respect to the Premises or is hereafter issued, or which may, in law, constitute a nuisance, public or private, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Tenant or Landlord with respect to the Premises or which shall or might subject Landlord to any liability or responsibility to any person or for property damage. Tenant acknowledges again that it is accepting the Premises “as is” and will be responsible for compliance with all applicable laws with respect thereto in connection with its or its subtenants’ operations at the Premises, excluding, from and after the Surrender Date, the Surrender Space.
          (c) Landlord covenants and agrees that it shall, at all times during the Term and at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, requirements and directives of any federal, state, county and municipal governments or public authorities and all of their departments, bureaus and subdivisions, which may in any way be applicable to and affecting the Premises, except to the extent such compliance is required to be assumed by Tenant as provided in this Lease.
     Article 12. PERMITTED USE AND ENVIRONMENTAL MATTERS.
          (a) Definitions:
               (i) The term “Hazardous Materials” as used in this Lease shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls, or related similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance by any Environmental Laws and, shall include “Extraordinary Hazardous Material” as such term is defined in the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Public Law No. 99499, 100 Stat. 1613) and/or all such materials as are or may be listed on and described by the NJDEP’s lists of hazardous substances and/or extremely hazardous substances.

               (ii) The term “Environmental Laws” as used in this Lease shall mean, without limitation, and as in the future be amended (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq. (“CERCLA”); (ii) the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (and including the Hazardous Discharge Site Remediation Site Act, N.J.S.A. 58:10B-1 et seq.) (collectively “ISRA”); (iii) the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11 et seq. (“Spill Act”); (iv) the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq. (“SWMA”); (v) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. (“RCRA”); (vi) the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. § 651 et seq. (“OSHA”); (vii) the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 et seq. (the “Tank Act”); (viii) the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et seq. (“WPCA”); (ix) the New Jersey Air Pollution Control Act, as amended, N.J.S.A. 26:2C-1 et seq. (“APCA”), (x) all regulations and rules promulgated pursuant to the aforesaid statutes; and (xi) any and all present and future guidance, orders, directives, and other laws, applicable to the Premises, that may provide authority to require the remediation of environmental contamination of the Premises.
               (iii) The term “Hazardous Discharge” as used in this Lease shall mean any event during the Term of this Lease at the Premises, involving an emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Premises, of any Hazardous Material, which event is not expressly permitted to occur in accordance with Environmental Law.
               (iv) The term “Environmental Complaint” as used in this Lease shall mean any complaint, order, directive, claim, citation or notice by any Governmental Authority (as hereafter defined) or any other person or entity with respect to (a) a Hazardous Discharge, (b) noise or odor emissions, (c) solid or liquid waste, or Hazardous Material, disposal, (d) the use, generation, storage, transportation or disposal of Hazardous Materials or (e) or other environmental, health or safety matters, as to which any of the foregoing apply to or by reason of, or affect, Tenant, the Premises, any improvements located thereon, or the use thereof, or the business or operations therein conducted by the Tenant during the Term of the Lease.
               (v) The term “Governmental Authority” as used in this Lease shall mean any and every federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any applicable Law, and includes without limitation NJDEP and the United States Environmental Protection Agency (“USEPA”).
               (vi) The term “Occupant” as used in this Lease shall mean the Tenant or any agent, permitted subtenant, licensee, customer or invitee of Tenant.
          (b) In the event of Tenant’s failure to comply in full with the provisions of this Article within a reasonable period of time following notice to Tenant of such failure by Landlord or any Governmental Authority, Landlord may, at its option, perform any and all of Tenant’s obligations as aforesaid, and Landlord may enter onto the Premises and/or take any actions as it deems necessary or advisable to remediate, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint upon Landlord’s receipt of any notice from any person or entity asserting the happening of a Hazardous Discharge or an Environmental Complaint on or pertaining to the Premises. All costs and expenses incurred by Landlord in exercise of this self-help right shall be deemed to be Additional Rent payable on demand.
          (c) Tenant agrees that Tenant’s use of the Premises shall be strictly limited to the use set forth in Article 1(l) for Tenant’s business and Tenant shall at no time use the Premises for any other use and shall not generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with any “Hazardous Materials” in violation of applicable Environmental Laws. In no event shall the Tenant install any underground or above ground storage tanks for any Hazardous Materials or other substances. Tenant covenants that the NAICS Code in Article 1(n) is accurate with respect to the Tenant and Tenant agrees that it will not change it NAICS Code nor conduct operations at the Premises that are not consistent with such NAICS Code without notifying Landlord at least thirty (30) days prior to such event.
          (d) Compliance with ISRA/Environmental Laws.
               Tenant’s Compliance/Tenant Triggers ISRA
               (i) If Tenant believes that ISRA is not applicable to its operations at the Premises during the Term of this Lease for any such event or transaction that otherwise would require submission of a General Information Notice, then the Tenant shall, at Tenant’s sole cost and expense, seek and obtain a Letter of Non-Applicability or De Minimis Quantity Exemption or other exemption as may then be available under ISRA from NJDEP (an “ISRA Exemption”).
               (ii) If Tenant is unable to obtain an ISRA Exemption for any such transaction or event by Tenant, its assignees or subtenants, including any closing, terminating or transferring of ownership of or operations at the Premises, then Tenant shall be obligated to comply with ISRA. Except as expressly set forth herein, the provisions of the Agreement of Sale Between Tenant (there Seller) and Landlord (there Buyer) shall govern the scope and extent of Tenant’s and Landlord’s respective duties, obligations, and alternatives in connection with that required ISRA compliance.
               (iii) Tenant shall, at Tenant’s own expense, subject to the provisions herein, make all submissions to, provide all information to, and comply with all the requirements of, the NJDEP under and with respect to ISRA. Sixty (60) days prior to the occurrence of any event or circumstance obligating Tenant to comply with ISRA (or as soon thereafter as Tenant learns of such event), Tenant shall promptly, diligently and in good faith pursue issuance by NJDEP of a No Further Action letter with a covenant not to sue consistent with Tenant’s obligations under this Lease (an “ISRA NFA”) for the Premises, including, subject to the provisions of Section 12(d)(vii), the Surrender Space. As to such event or circumstance, and except as set forth in Section 12(d)(vii), Tenant will be solely liable to comply with ISRA by reason of same, and otherwise satisfy all obligations, duties and liabilities arising from same, at Tenant’s sole cost and expense without recourse to Landlord.

               (iv) Subject to Tenant’s obligation to commence and diligently proceed with ISRA compliance sixty (60) days prior to the occurrence of an event giving rise to such compliance requirement, Tenant’s obligation to comply with ISRA may be satisfied prior to the expiration or after the termination of this Lease; provided that to the extent any part of the Premises is not useable by Landlord upon expiration of the Term for Landlord’s intended purpose of general office or warehouse use, Tenant shall be deemed a holdover and shall pay rent with respect to such unusable portion in accordance with Article 24 of this Lease.
               (v) Tenant’s obligations with respect to ISRA, and all other applicable Environmental Laws shall be to proceed diligently and shall continue until NJDEP determines that ISRA and/or such applicable Environmental Laws has or have been fully complied with and until all remediation required of Tenant, whether under ISRA, those Environmental Laws and/or under other provisions of this Lease has or have been fully implemented and completed.
               (vi) Subject to Section 12(d)(vii), Tenant shall complete ISRA remedial requirements arising out of Hazardous Discharges occurring at the Premises during the Term of the Lease (or after the Term of the Lease if caused by Tenant or Tenant’s agents), if any are required, at the Premises to an unrestricted use standard and no Engineering or Institutional Controls (as defined at N.J.A.C. 7:26E-1.8) shall be permitted in connection with such remediation. This obligation applies only to the specific Hazardous Materials spilled or discharged (i) by Tenant or its assignees or subtenants or a third-party, other than the Landlord or its agents, at the Premises during the Term of the Lease, or (ii) by Tenant or its agents after the Term of the Lease. Otherwise, in accordance with the Agreement of Sale, Tenant is permitted to utilize Permissible Institutional Controls and Permissible Engineering Controls as those terms are defined in the Agreement of Sale.
               Landlord’s Compliance/Landlord Triggers ISRA
               (vii) In the event Landlord triggers obligations arising under Environmental Laws, including ISRA, without material cost to Tenant, Tenant shall assist Landlord by providing and reasonably executing any documents, to the extent consistent with this Lease, including but not limited to any notices, applications, filings, affidavits, certifications, permit submissions, remedial action work plan(s), or other supporting documents, all as may be necessary or advisable for Landlord to comply with Environmental Laws or otherwise satisfy Landlord’s obligations pursuant to this Lease, including obtaining an ISRA NFA. It is Landlord’s obligation to file all forms and pay all filing fees associated with obtaining the ISRA NFA and complying with Environmental Laws. Notwithstanding the above, however, in the event any investigatory or remedial activities are necessitated due to Hazardous Discharges at the Premises (i) during the Term of this Lease which are caused by Tenant or its assignees or subtenants or a third-party, other than the Landlord or its agents, or (ii) after the Term of this Lease which are caused by Tenant or its agents, then Tenant shall be responsible to undertake and to pay for those investigatory and remedial activities. If Landlord is responsible for those Hazardous Discharges, however, then Landlord shall be responsible to undertake and to pay for those investigatory and remedial activities.

               (viii) Landlord shall promptly provide to Tenant true, accurate and complete copies of any and all documents, including without limitation, reports, submissions, applications, notices, orders, directives, findings and correspondence made by Landlord to, or received from, any Governmental Authority concerning any Hazardous Discharge or Environmental Complaint during the Term of this Lease. Landlord shall also promptly provide to Tenant true and complete copies of all investigation, sampling and test results and/or data, including maps, diagrams, charts and summaries pertaining to same as prepared by or for Landlord.
               (ix) Landlord has provided Tenant with access to the Premises to satisfy Tenant’s obligations pursuant to this Article 12 after the end of the Lease Term pursuant to an Environmental Access Agreement dated the same date as this Lease between Landlord and Tenant.
          (e) Tenant’s Covenants.
               (i) Tenant covenants that the Premises shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials in violation of applicable Environmental Laws, and Tenant shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any Occupant (as hereinafter defined), a Hazardous Discharge. Tenant shall comply with, and ensure compliance by all Occupants, if any, with all applicable Environmental Laws with respect to any Hazardous Materials.
               (ii) If Tenant receives any notice of the happening of a Hazardous Discharge or an Environmental Complaint during or after the Term of this Lease (until Tenant obtains the ISRA NFA or ISRA Exemption), then Tenant shall give immediate oral and written notice of same to Landlord, detailing all relevant facts and circumstances and if such Discharge or Complaint relates to an event or Discharge that occurred (i) during the Term of this Lease and was caused by Tenant or its agent or a third-party, other than the Landlord or its agents, or (ii) after the Term of this Lease and was caused by Tenant or its agent, then Tenant shall initiate and complete all steps and actions necessary or advisable to cleanup, remove, restore, resolve and minimize the impacts of the Hazardous Discharge or Environmental Complaint at or from the Premises in accordance with Section 12(d) hereof.
               (iii) Tenant shall promptly provide to Landlord true, accurate and complete copies of any and all documents, including without limitation, reports, submissions, applications, notices, orders, directives, findings and correspondence made by Tenant to, or received from, any Governmental Authority concerning any Hazardous Discharge or Environmental Complaint. Tenant shall also promptly provide to Landlord true and complete copies of all investigation, sampling and test results and/or data, including maps, diagrams, charts and summaries pertaining to same as prepared by or for Tenant.
          (f) The Tenant shall indemnify, defend and hold harmless the Landlord and its affiliates and their respective directors, shareholders, officers, employees, agents, consultants, attorneys-in-fact and other representatives (collectively, “Landlord’s Indemnitees”) and each mortgagee of the Premises from and against any and all liabilities, damages, suits, fines, claims, losses, judgments, causes of action, costs and expenses (including reasonable fees and expenses of counsel, including those incurred to successfully enforce this provision) of any kind which may be incurred by the Landlord, Landlord’s Indemnitees or any such mortgagee or threatened against the Landlord, Landlord’s Indemnitees or such mortgagee, arising out of or in any way connected with (a) any breach by Tenant of the undertakings set forth in this Article 12, (b) any Hazardous Discharge at or from the Premises (i) due to acts or omissions of Tenant or its agents or a third-party, other than the Landlord or its agents, during the Term of this Lease or (ii) due to acts or omissions of Tenant or its agents after the Term of this Lease, and (c) any Environmental Complaint at or by reason of the Premises (i) due to acts or omissions of Tenant or its agents, or a third-party, other than the Landlord or its agents, during the Term of this Lease, or (iii) due to acts or omissions of Tenant or its agents after the Term of this Lease. Provided such indemnity shall not apply in any instances that a Hazardous Discharge or Environmental Complaint was due to the acts or omissions of the Landlord, Landlord’s Indemnitees, or Landlord’s invitees at the Premises. Tenant’s agreement to indemnify shall survive any and every assignment, delegation, sublet, mortgage, transfer, lien or occupancy subject to the requirements of Article 10, expiration or sooner termination of this Lease.
          (g) The Landlord shall indemnify, defend and hold harmless the Tenant and its affiliates and their respective directors, shareholders, officers, employees, agents, consultants, attorneys-in-fact and other representatives (collectively, “Tenant’s Indemnitees”) from and against any and all liabilities, damages, suits, fines, claims, losses, judgments, causes of action, costs and expenses (including reasonable fees and expenses of counsel, including those incurred to successfully enforce this provision) of any kind which may be incurred by the Tenant, Tenant’s Indemnitees arising out of or in any way connected with (a) any breach by Landlord of its representations as set forth in this Article 12, and (b) any Hazardous Discharge at or from the Premises due to acts or omissions of Landlord or its agents including, but not limited to, from the Surrender Space (c) from a Hazardous Discharge at the Premises after the term of this Lease, and (d) any Environmental Complaint at or by reason of the Premises due to acts or omissions of Landlord or its agents, provided such indemnity shall not apply in any instances that a Hazardous Discharge or Environmental Complaint was due to the acts or omissions of the Tenant, Tenant’s Indemnitees, or invitees at the Premises. Landlord’s agreement to indemnify shall survive any and every assignment, delegation, sublet, transfer, lien or occupancy subject to the requirements of Article 10, expiration or sooner termination of this Lease.
          (h) Tenant shall promptly notify Landlord of any liens threatened or attached against the Premises pursuant to the Spill Act or any other Environmental Law. In the event that such a lien is filed against the Premises as a result of the act or omission of Tenant or any agent or invitee thereof, Tenant shall, within thirty (30) days from the date that the lien is placed against the Premises, and at any rate prior to the date any Governmental Authority commences proceedings to sell the Premises pursuant to the lien, either: (1) pay the claim and remove the lien from the Premises; or (2) deliver to Landlord either (i) a bond in an amount and with a surety satisfactory to Landlord, (ii) a cash deposit in the amount of the lien plus any interest that may accrue thereon, or (iii) other security satisfactory to Landlord in an amount sufficient to satisfy or discharge the claim out of which the lien arises.

          (i) The provisions of this Article shall survive any and every assignment, delegation, sublet, mortgage, transfer, lien or occupancy subject to the requirements of Article 10, as well as the expiration or earlier termination of this Lease.
     Article 13. DAMAGE AND DESTRUCTION. If the Premises is damaged or destroyed by reason of fire or any other cause to such extent that the cost of restoration, as reasonably estimated by the Landlord on the basis of a report by an architect or engineer designated by the Landlord, will equal or exceed twenty-five percent (25%) of the replacement value of the Premises (exclusive of foundations) just prior to the occurrence of the damage, then either party may, no later than the ninetieth (90th) day following such damage or destruction, give the other party a notice of election to terminate this Lease. In the event of such election, Tenant shall immediately initiate ISRA compliance consistent with this Lease, including for any Hazardous Discharge resulting from such casualty, and this Lease shall be deemed to terminate on the sixtieth (60th) day after the giving of said notice, and the Tenant shall surrender possession of the Premises upon such termination, and the Net Rent, and any Additional Rent, shall be apportioned as of the date of said surrender, and any Net Rent or Additional Rent already paid by the Tenant for any period beyond said date shall be returned to the Tenant. Absent such an election to terminate this Lease, the Tenant shall remediate any Hazardous Discharge to the extent such casualty caused such Hazardous Discharge and otherwise Landlord shall restore the damage with reasonable promptness, subject to Force Majeure (as such term is defined herein) and subject to the Landlord receiving sufficient insurance proceeds to accomplish the restoration. The Landlord need not restore any Personal Property, fixture or improvement owned by the Tenant and the Landlord need not restore the Premises or Building unless it has adequate insurance proceeds available to do so after any mortgagee deducts therefrom any amount due to it. In case of any damage that renders the Premises unusable in whole or in part, there shall be an appropriate abatement in Net Rent and Additional Rent payable hereunder, for the period for which the Premises or portion thereof are unusable to the extent Landlord receives any rent interruption insurance in lieu thereof. All Additional Rent obligations of the Tenant shall likewise continue except to the extent Landlord receives any rent interruption insurance in lieu thereof. Notwithstanding anything contained herein to the contrary, since this is a short term Lease and Landlord plans to substantially renovate the Premises at the end of the term, Landlord may elect not to repair or restore the Premises in which event Tenant may give thirty (30) days written notice of termination (or such termination notice may be effective earlier if the Premises cannot be used by Tenant for its business due to the need for such repair or restoration or Tenant may pay for a temporary repair to such damaged), whereupon this Lease shall terminate as if such date were the Expiration Date hereunder and thereafter neither party shall have any further obligation or liability to the other except to the extent such obligation or liability would survive the Expiration Date originally set forth herein, including, but not limited to, those obligations and liabilities of Tenant set forth in Article 12. Provided however, if the Tenant advises the Landlord in writing that such repair or restoration is not essential for its continued use and occupancy, then Tenant may continue to occupy the Premises and the Net Rent, Real Estate Taxes and other financial obligations of Tenant and Landlord will be equitably adjusted as if the portion of the Premises that Landlord has elected not to restore and as a result thereof is no longer usable by the Tenant were the Surrender Space.

     Article 14. EMINENT DOMAIN.
          (a) If the Tenant’s use of the Premises is substantially impaired, in the reasonable judgment of Tenant, due to the taking by eminent domain of all or more than twenty five percent (25%) of the Building (or conveyance in lieu of taking), this Lease shall terminate on the date when title vests pursuant to such taking or conveyance. The Net Rent, and any Additional Rent, shall be apportioned as of said termination date, any Net Rent or Additional Rent already paid by the Tenant for any period beyond said date shall be returned to the Tenant and the security deposit, if any, to the extent not applied by Landlord in accordance with the provisions of this Lease, shall be returned to Tenant without interest. The Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but the Tenant may file a separate claim for moving and relocation expenses, provided the same shall in no way affect or diminish the Landlord’s award. Upon termination of the Lease, Tenant shall immediately initiate ISRA compliance consistent with this Lease, if any, as required.
          (b) In the event of a temporary condemnation or taking that renders part or all of the Premises unusable by the Tenant, the Net Rent and Additional Rent shall be equitably abated in the reasonable judgment of the Landlord during the pendency of such temporary condemnation or taking and any claim for compensation from the condemnation or taking authority shall belong solely to the Landlord except for Tenant’s temporary moving and relocation costs; however, but upon the cessation of such temporary taking or condemnation, the terms and conditions of the Lease shall be apply for the balance of the term.
     Article 15. INSOLVENCY OF TENANT. The (a) appointment of a receiver to take possession of all or substantially all of the assets of the Tenant which appointment is not stayed or vacated in thirty (30) days, or (b) general assignment by the Tenant for the benefit of creditors, or (c) the initiation of a proceeding by or against the Tenant under any bankruptcy or insolvency law not vacated or stayed in thirty (30) days, or (d) the Tenant’s inability or failure to pay its creditors on a timely basis, shall constitute a default of this Lease by the Tenant, and the Landlord may terminate this Lease forthwith, and upon notice of such termination Tenant’s right to possession of the Premises shall cease, and the Tenant shall then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as provided in this Lease.
     Article 16. LANDLORD’S REMEDIES ON DEFAULT. If Tenant (a) defaults in any payment of Net Rent, Additional Rent or other amounts due hereunder for ten (10) days or more, or (b) defaults in the due keeping, observance or performance of any covenant, agreement, term, provision or condition of Article 6 and such default is not remedied by Tenant within 48 hours after Landlord gives to Tenant a notice specifying the same or more, or (c) defaults in the performance of any of the other covenants and conditions hereof following not less than thirty (30) days notice of default and the opportunity to cure (or if such default cannot be cured within such thirty (30) day period, if Tenant fails to continue to diligently prosecute such cure), or (d) permits the Premises to become deserted, abandoned or vacated for more than thirty (30) days without notifying the Landlord at least thirty (30) days prior thereto reconfirming Tenant’s obligation to pay all Rent and Additional Rent hereunder and provide security service for the Premises during the vacancy, then the Landlord shall have the right of re-entry and this Lease shall, at the option of the Landlord, terminate on fifteen (15) days notice, and the Tenant’s right to possession of the Premises shall cease, and the Tenant shall then immediately quit and surrender the Premises to the Landlord, but the Tenant shall remain liable notwithstanding such termination for all Net Rent, Additional Rent and all other sums due hereunder and for the observance and performance of any and all covenants, agreements, terms, provisions and conditions set forth in Article 12. If this Lease shall have so terminated, the Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove the Tenant and any other occupants and their effects, at Tenant’s expense. In addition to any amount or Net or Additional Rent, the Tenant shall also pay to the Landlord as Additional Rent all of Landlord’s reasonable legal fees and costs in enforcing the Landlord’s rights under this Lease.
     Article 17. DEFICIENCY.
          (a) In any case where the Landlord has recovered (or has a right pursuant to the terms of this Lease to recover) possession of the Premises by reason of the Tenant’s default, the Landlord may, at the Landlord’s option but without any obligation to do so, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise change or prepare for reletting, and may relet the Premises or any part thereof as agent of the Tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of the Term of this Lease, at the Landlord’s option, and receive the rent therefore. Rent so received shall be applied first to the payment of such reasonable expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining Premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and attorneys’ fees, and then to the payment of damages in amounts equal to the rent hereunder and to the costs and expenses of performance of the other covenants of the Tenant as herein provided.  The Tenant agrees, in any such case, whether or not the Landlord has relet, to pay to the Landlord damages equal to the Net and Additional Rent and other sums herein agreed to be paid by the Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time; and the same shall be payable by the Tenant at the time and in the manner specified above. The Tenant shall not be entitled to any surplus accruing as a result of any such reletting.  In reletting the Premises as aforesaid, the Landlord may grant reasonable rent concessions, and the Tenant shall not be credited therewith.  No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof.
          (b) Tenant hereby waives all rights of redemption to which the Tenant might be entitled by any law now or hereafter in force.
          (c) Landlord’s remedies hereunder are in addition to any remedy allowed by law. Tenant agrees to pay, as Additional Rent, all reasonable attorneys’ fees and disbursements, and other expenses incurred by the Landlord in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.
     Article 18. ATTORNMENT.
     Upon execution hereof and thereafter Landlord agrees to obtain from its current or any future mortgagee or ground lessor a subordination, non-disturbance and attornment agreement in writing providing in substance that so long as Tenant shall have entered into possession and occupancy of the Premises and commenced payment of Rent hereunder, and so long as Tenant is not in default in its obligations for the payment of Rent and in the performance of other terms, covenants and conditions to be performed on its part under the Lease, Tenant’s possession of the

Premises will not be disturbed during the Term hereof, notwithstanding the foreclosure of any such mortgage or termination of such land lease, and Tenant will not be named as a party defendant in any foreclosure or other proceedings brought for the recovery of possession except as required by law.
     Article 19. RIGHT TO CURE TENANT’S BREACH. If the Tenant breaches any covenant or condition of this Lease and such breach is not cured in the applicable cure period, the Landlord may, on reasonable notice to the Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of the Tenant and the reasonable amount of all expenses, including attorneys’ fees and expenses, incurred by the Landlord in so doing (whether paid by the Landlord or not) shall be deemed Additional Rent payable on demand.  In addition, the Tenant shall pay to the Landlord as Additional Rent an administrative fee of ten percent (10%) of the amount Landlord advanced. In no way whatsoever shall the Landlord be obligated to effect such cure.
     Article 20. CONSTRUCTION LIENS. The Tenant shall, within thirty (30) days after it becomes aware thereof, discharge or satisfy by bonding or otherwise any construction lien for materials or labor claimed to have been furnished to the Premises on the Tenant’s behalf.
     Article 21. RIGHT TO INSPECT AND REPAIR. The Landlord may enter the Premises (but shall not be obligated to do so) at all reasonable times on reasonable advance notice to the Tenant (except that no notice need be given in case of emergency) for the purposes of inspection, or the making of such repairs, replacements or additions, in, to, on and about the Premises and Building, as are necessary or desirable.  Provided that the Landlord shall have acted reasonably as contemplated herein, Landlord shall not be liable for any interruption of the Tenant’s business as a result of the making of any such repair, replacement or addition that is necessary, and in all events Landlord shall use commercially reasonable efforts to minimize the interruption of Tenant’s business.
     Article 22. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or use of the Premises shall not entitle the Tenant to any claim against the Landlord or to any abatement in rent, and shall not constitute a constructive or partial eviction except if caused by the gross negligence or willful misconduct of the Landlord.
     Article 23. ESTOPPEL. Each party shall, from time to time, on not less than fifteen (15) days prior written request by the other party, execute, acknowledge and deliver to the requesting party a written statement certifying on a form provided by the requesting party that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; whether or not the party is in default hereunder, and, if so, specifying the nature of such default; and, to the best of the party’s knowledge, whether or not other party is in default hereunder, and if so, specifying the nature of the default and such other matters that the requesting party may reasonably require. It is intended that any such statement delivered pursuant to this Article may be relied on by a prospective purchaser of the requesting party’s interest or a lender or mortgagee of the requesting party’s interest or assignee of any mortgagee of the requesting party’s interest.

     Article 24. HOLDOVER TENANCY. Unless agreed to otherwise by the parties in a writing signed by both parties, if the Tenant holds possession of the Premises after the expiration of the Term (and, unless the Landlord has agreed in writing to permit the Tenant to remain in possession thereafter), Tenant shall become a Tenant from month-to-month under the provisions herein provided. During the first three (3) calendar months of any such month to month tenancy the Monthly Net Rent payable hereunder shall be equal to one hundred seventy-five percent (175%) of the Monthly Net Rent installment and the Additional Rent (which includes all operating expenses, taxes, insurance and other costs of the Premises) payable immediately prior to the end of the Term, and thereafter the Monthly Net Rent installment and the Additional Rent shall be equal to two hundred percent (200%) of said amount, which amounts shall be payable in advance on the first day of each month or part thereof that the Tenant remains in occupancy and without the requirement for demand or notice by the Landlord to the Tenant demanding delivery of possession of the Premises. All other terms and conditions of this Lease shall apply during any such month to month holdover tenancy. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims, losses, damages, liabilities, costs and expenses incurred in connection with contractors and subcontractors hired to perform Landlord’s renovation of the Building for its intended use. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or to limit in any manner Landlord’s right to regain possession of the Premises through summary proceeding or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 24.
     Article 25. RIGHT TO SHOW PREMISES. The Landlord may show the Premises to prospective purchasers, mortgagees and tenants, during normal business hours on reasonable advance, written notice to the Tenant.
     Article 26. LATE CHARGE. If any Net Rent, Additional Rent or other amount payable by the Tenant to the Landlord hereunder is not paid within seven (7) days of the date due (which seven (7) day period is inclusive of any applicable notice/cure period), the Tenant shall pay to the Landlord (as Additional Rent) a late fee of two percent (2%) of the late payment, and, if such payment is not paid within thirty (30) days of its due date, interest thereon at the rate of six percent (6%) per annum (but not more than the highest legal rate permissible), from such the due date day until the same is paid in full.
     Article 27. NO OTHER REPRESENTATIONS. No representations or promise shall be binding on either party hereto except representations and promises contained in this Lease or in some future writing signed by the party making such representation(s) or promise(s).
     Article 28. QUIET ENJOYMENT. The Landlord covenants that if, and so long as, the Tenant pays the Net Rent and any Additional Rent as herein provided, and performs the other covenants required to be performed by the Tenant hereunder, the Landlord shall do nothing to affect the Tenant’s right peaceably and quietly to have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease.

     Article 29. INDEMNITY. The Tenant shall indemnify and save harmless and defend the Landlord and its agents and Landlord’s Indemnitees against and from (i) any and all claims arising from (x) the conduct by the Tenant, or any agent, customer, invitee or licensee of the Tenant or any other party that comes on the Premises during the Term of this Lease (“Tenant Invitee”), of any business in or about the Premises or any negligent or otherwise wrongful act of any of them and (y) any act or thing whatsoever done by Tenant or any Tenant Invitee, or any condition created in or about the Premises, during the Term of this Lease by Tenant or a Tenant Invitee, and (ii) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon.  In case any action or proceeding be brought against the Landlord or Landlord’s Indemnitees by reason of any such claim, the Tenant, upon notice from the Landlord or Landlord’s Indemnitees, shall resist and defend such action or proceeding with counsel satisfactory to the Landlord and such Landlord’s Indemnitees involved in such matter. The forgoing indemnity shall not apply to any events caused by the gross negligence or willful misconduct of the Landlord.
     Article 30. ARTICLE HEADINGS. The Article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.
     Article 31. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of the Landlord and the Tenant, and their respective heirs, successors, legal representatives to except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor, assignee or legal representative of Tenant.
     Article 32. WAIVER OF TRIAL BY JURY. The parties hereby waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.
     Article 33. LANDLORD’S LIABILITY FOR LOSS OF PROPERTY. The Landlord shall not be liable for any loss of Tenant’s Property from any cause whatsoever, including but not limited to theft or burglary from the Premises, and Tenant agrees to make no claim against the Landlord for any such loss at any time, unless such loss is due to Landlord’s gross negligence or willful misconduct.
     Article 34. PARTIAL INVALIDITY. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent allowed by law.
     Article 35. BROKER. The Landlord and the Tenant represent and warrant to each other that no broker represented it in connection with this Lease. Each party agrees to indemnify and hold the other harmless from the payment of any brokerage commission and from any claim advanced by the other party or by any third party in breach of such representation hereunder, including any expenses, costs of suit and attorneys’ fees incurred by the non-breaching party in connection therewith. Tenant acknowledges that this Lease is being entered into by Landlord with Tenant as an accommodation to Tenant pursuant to Agreement of Sale between Tenant as Seller and Landlord as Buyer dated November___, 2007. Accordingly, Tenant agrees to indemnify and hold Seller harmless from the payment of any brokerage commission and from any claim advanced by GVA Williams in connection with this Lease. This Article 35 shall survive the expiration or sooner termination of the Term.
     Article 36. PERSONAL LIABILITY. All obligations of Landlord under this Lease will be deemed binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing (but not from defaults accruing during such Landlord’s ownership), but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Landlord shall provide written notice to the Tenant of any such transfer within ten (10) days thereof. Tenant acknowledges and agrees that neither Landlord, nor any shareholder, officer, director, partner (general or limited), limited liability company member, tenant-in-common, venturer, trustee, trust beneficiary, grantor, trustee-grantor, or other individual or entity having an interest in Landlord shall have any personal liability for the performance of any of the terms, covenants, or conditions to be performed by Landlord under this Lease; rather, Tenant agrees to look solely to Landlord’s interest in the Premises and in no event shall any personal liability be asserted against such current Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of such current Landlord.
     Article 37. FORCE MAJEURE. As used in this Lease, the term “Force Majeure” shall mean and include those situations beyond the Landlord’s or Tenant’s control, including by way of example and not by way of limitation, acts of God; accidents; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds governmental action, or lack thereof, or due to shortages of or unavailability of materials and/or supplies, labor disputes, strikes, slow downs, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of declared or undeclared war, public disorder, riot or civil commotion, or due to any other cause beyond the reasonable control of Landlord. Landlord shall in any or all such events be excused from its obligation to perform and comply with such provisions of this Lease for a period of time commensurate with any delay so caused, without any liability to the Tenant therefor whatsoever, and all time periods provided for herein for performance of any such obligations shall be extended for a period of time commensurate with any such delay, provided that nothing herein shall be deemed or construed to limit the Tenant’s right to terminate this Lease as provided in Article 3 above.
     Article 38. NOTICES. Any notice by either party to the other must be in writing and shall be deemed to have been duly given if delivered personally or sent by hand delivery, certified mail, return receipt requested, postage prepaid, or by a national courier service that obtains a signature on delivery, addressed, if to the Tenant, at the Premises; if to the Landlord, at the Landlord’s Address as set forth above; or, to either, at such other address as the Tenant or the Landlord may designate to the other in writing. Notice shall be deemed to have been duly given, if delivered personally or by courier, on delivery thereof, and if mailed, upon the second (2nd) business day after the mailing thereof.
     Article 39. NO WAIVER. Waiver by the Landlord of any breach by the Tenant of any covenant or condition herein contained, or failure by the Landlord to exercise any right or remedy in respect of any such breach, shall not constitute a waiver or relinquishment for the future of such covenant or condition or of any subsequent breach thereof, or bar any right or remedy of the Landlord in respect of any subsequent breach, nor shall the receipt by the Landlord of any rents or any portion thereof (regardless of any endorsement on any check or any statement in any letter accompanying any payment or rent) operate as an accord or satisfaction; or as a waiver of the right of the Landlord to enforce the payment of rents previously due or any other covenant of this Lease; or as a bar to the termination of this Lease or the recovery of the Premises by any lawful means. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Net Rent and Additional Rent herein stipulated shall be deemed to be other than on account of the earliest Net Rent or Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease or at law provided.
     Article 40. WRITING REQUIRED. No provision of this Lease may be changed or waived orally, but only by an instrument in writing signed by the party to be charged therewith. This Lease may be executed in counterparts and each such counterpart, when so executed by each party hereto, shall constitute but one instrument and agreement and shall be enforceable against the party whose signature is set thereon.
     Article 41. COMPLETE AGREEMENT. This Lease contains the entire agreement of the parties hereto with respect to the leasing of the Premises by the Landlord to the Tenant and supersedes completely all prior agreements and understandings, whether written or oral, and all contemporaneous oral agreements and understandings with respect to the leasing of the Premises by the Landlord to the Tenant.
     Article 42. SIGNS. The Tenant may place signs upon, in or about the Premises or any part thereof. Signs shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto at Tenant’s expense, and Tenant shall obtain any required permits or licenses for the installation of such signs at Tenant’s expense.
     Article 43. NO RECORDATION. Tenant shall not record this Lease or any short form Memorandum thereof. Any such recordation by Tenant in violation of this prohibition shall be a default hereunder and Landlord, among Landlord’s rights upon default, may execute and record in Tenant’s name, place and stead, an instrument adequate and sufficient to discharge such document from the public records, and for such purposes, Tenant hereby grants an irrevocable power of attorney to Landlord.
     Article 44. VALIDITY. Tenant represents and warrants to Landlord that this Lease is valid, enforceable and binding upon Tenant, that no consent(s) are necessary to render this Lease valid, enforceable and binding and that the person whose signature is set forth below is authorized to execute and deliver this Lease on behalf of Tenant.
     Article 45. MISCELLANEOUS.
          (a) Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, policy, building, sanitation or other department of the city, state or federal governments.
          (b) The terms “person” and “persons” as used in this Lease, shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.
          (c) No receipt of moneys by Landlord from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the Lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant’s obligations under this Lease but without affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.
          (d) If Tenant is in arrears in the payment of Net Rent or Additional Rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which such payments shall be credited.
          (e) Tenant agrees to provide for use by Landlord and its mortgagee or prospective mortgagee or purchaser, its annual report on Form 10-K as filed with the Securities and Exchange Commission.
          (f) Neither Tenant nor Landlord, nor any person who owns a controlling interest in or otherwise controls Tenant or Landlord, is (i) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury, pursuant to any authorizing statute, Executive Order or regulation, (ii) a “specially designated global terrorist” or other person listed in Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended, or (iii) a person either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar Executive Orders.
[Signatures appear on the next page; balance of this page left intentionally blank]

     IN WITNESS WHEREOF the parties have caused this Lease Agreement to be executed by their duly authorized representatives as of the day and year first above written.

LANDLORD:
BED BATH & BEYOND INC.

WITNESS:

By:

TENANT:
WITNESS:	BREEZE-EASTERN CORPORATION

By:

EXHIBIT A
LEGAL DESCRIPTION
BEING further described in accordance with the Final Subdivision Plan for Autumn Ridge prepared by Decker and Coriell, Inc., as follows:
Beginning at a point on the westerly line of Liberty Avenue (60’ wide) said point being one hundred and thirteen hundredths (100.13’) feet measured southerly along said line from its intersection with the southerly line of Hickory Road (50’ wide); thence
1.	Along the westerly line of Liberty Avenue South forty seven degrees forty six minutes thirty seconds West (S 47 46’ 30” W) a distance of four hundred twenty nine and sixty four hundredths (429.64’) feet to a point on the dividing line of Lot 1 Block 3503 and Lot 1 Block 200; thence

2.	Along said line north forty seven degrees seven minutes West (N 47 07’ W) a distance of eight hundred fifty eight and eighty three hundredths (858.83’) feet to a point; thence

3.	Through Lot 1 Block 3503 and forming a new line North forty two degrees fifty three minutes East (N 42 53’ E) a distance of five hundred two and thirty five hundredths (502.35’) feet to a point on the rear line of lots fronting on Hickory Road; thence

4.	Along said line south forty two degrees twenty two minutes thirty seconds East (S 42 22’ 30” E) a distance of eight hundred ninety eight and fifty four hundredths (898.54’___ feet to the place of beginning.
Together with the benefits and burdens of Declaration of Easement, Covenants and Restriction set forth in Deed Book 5255, page 199.
FOR INFORMATIONAL PURPOSES ONLY:
“In compliance with Chapter 157, Laws of 1977, premises herein is Lot 1.01 in Block 3503 on the Tax Map of the Township of Union, County of Union, State of New Jersey.”

EXHIBIT B
TENANT’S INSURANCE COVERAGE
Provided by Tenant to Landlord.

EXHIBIT C
SERVICE CONTRACTS